Organigram sends first shipment to Quebec;
Organigram products now available in all ten provinces

MONCTON, NB, June 20, 2019 – Organigram Holdings Inc. (TSX VENTURE: OGI) (NASDAQ: OGI), the parent company of Organigram Inc. (the “Company” or “Organigram”), a leading licensed producer of cannabis, is pleased to announce that it has now shipped its first cannabis products to the province of Quebec, following purchase orders placed with the Société québécoise du cannabis (SQDC) and following registration with the Autorité des Marchés Publics.

A true national player in Canada’s legal adult use recreational cannabis marketplace, the Company has now distributed products for sale to all ten Canadian provinces.

“We are pleased to now officially ship our products coast to coast,” says Greg Engel, CEO, Organigram. “Our national reach means brands such as Edison Cannabis Co. and Trailblazer are available across the country, offering a range of cannabis options for legal adult recreational cannabis consumers.”

Organigram’s currently available product portfolio includes value, mainstream and premium product offerings across the categories of dried flower, pre-rolls, and oils.

“Product innovation continues to drive our growth strategy and our ongoing expansion,” explains Engel. “As we look ahead to the legalization of edibles and extracts, we are excited to have the national network in place to offer Canadians access to new thinking and new products as they explore Cannabis 2.0, and a new cannabis experience.”

As this initial shipment was made subsequent to the Company’s third quarter ended May 31, 2019, this shipment, together with additional shipments expected to be made to Quebec in the current quarter, will be reflected in the Company’s results for the fourth quarter ending August 31, 2019.

About Organigram Holdings Inc.

Organigram Holdings Inc. is a NASDAQ Global Select and TSX Venture Exchange listed company whose wholly owned subsidiary, Organigram Inc., is a licensed producer of cannabis and cannabis-derived products in Canada.

Organigram is focused on producing high-quality, indoor-grown cannabis for patients and adult recreational consumers in Canada, as well as developing international business partnerships to extend the company's global footprint. Organigram has also developed a portfolio of legal adult use recreational cannabis brands including The Edison Cannabis Company, Ankr Organics, Trailer Park Buds and Trailblazer. Organigram's primary facility is located in Moncton, New Brunswick and the Company is regulated by the Cannabis Act and the Cannabis Regulations (Canada).

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking information. Often, but not always, forward-looking information can be identified by the use of words such as “plans”, “expects”, “estimates”, “intends”, “anticipates”, “believes” or variations of such words and phrases or state that certain actions, events, or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking information involves known and unknown risks, uncertainties and other factors that may cause actual results, events, performance or achievements of Organigram to differ materially from current expectations or future results, performance or achievements expressed or implied by the forward-looking information contained in this news release. Examples of such statements include statements with respect to plans to offer certain products to various provinces. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including acceptance of any particular derivative product by any or all provinces and risks as disclosed in the Company’s most recent annual information form and other Company's documents filed from time to time on SEDAR (see www.sedar.com) and EDGAR. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information included in this news release are made as of the date of this news release and the Company disclaims any intention or obligation, except to the extent required by law, to update or revise any forward-looking information, whether as a result of new information, future events or otherwise. We seek safe harbor.

For Investor Relations enquiries, please contact:

Amy Schwalm
Vice President, Investor Relations
Amy.Schwalm@organigram.ca
(416) 704-9057

For Media enquiries, please contact:

Ray Gracewood
Senior Vice President, Marketing and Communications
rgracewood@organigram.ca
(506) 645-1653